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                                                                 EXHIBIT 10.25

                            FIFTH AMENDMENT TO LEASE


     FIFTH AMENDMENT TO LEASE (the "Fifth Amendment") dated as of the 9th day of October, 1997 by and between Mortimer B. Zuckerman, Edward H. Linde and David Barrett, Trustees of Fourteen Cambridge Center Trust under Declaration of Trust dated February 4, 1982 and recorded with the Middlesex South District Registry of Deeds in Book 14707, Page 96 and not individually (hereinafter called the "Landlord") and Biogen, Inc. (successor to Biogen Research Corp., successor to
B. Leasing, Inc.). Biogen, Inc., is the Tenant under the Lease and is (hereinafter called "Tenant").


                                 R E C I T A L S

     By lease dated October 4, 1982, as amended by First Amendment To Lease dated January 19, 1989 (the "First Amendment"), by Second Amendment To Lease dated March 8, 1990 (the "Second Amendment"), by Third Amendment To Lease dated September 25, 1991 (the "Third Amendment") and by Fourth Amendment to Lease dated October 6, 1993 (the "Fourth Amendment") (said Lease as so amended being hereinafter called the "Lease"), Landlord did lease to Tenant and Tenant did hire and lease from Landlord the "Site" and "Building" known as and numbered Fourteen Cambridge Center, Cambridge, Massachusetts. The Site and the Building are defined in Section 1.2 of the Lease and are collectively therein and herein interchangeably called the "Demised Premises" or the "Premises".

     The Lease provided for an Original Lease Term which was scheduled to expire on February 28, 1998. Pursuant to Section 1 of the Fourth Amendment, the Term was extended for one (1) period of five (5) years (the "First Extended Term") expiring on February 28, 2003.

     Landlord and Tenant have agreed to extend the Term of the Lease, to restructure certain obligations of Landlord and Tenant under the Lease and to make certain other modifications to the Lease and are entering into this instrument to set forth the same.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the provisions herein, Landlord and Tenant hereby agree as follows:

     1. The Lease Term (also in the Lease sometimes called the "Term"), which but for this Fifth Amendment is scheduled to expire on February 28, 2003, is hereby presently extended for a period commencing on March 1, 2003 and expiring on the date which is fifteen (15) years subsequent to the date (such date being hereinafter referred to as the "Fifth Amendment Effective Date") that this Fifth

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          Amendment has been executed on behalf of both Landlord and Tenant
          (plus the partial month, if any, at the end of such fifteen (15) year period) (herein called the "Second Extended Term") unless extended or sooner terminated in accordance with the provisions of the Lease (as herein amended). The present extension of the Lease Term for the Second Extended Term shall be on all of the same terms and conditions set forth in the Lease except as otherwise provided in this Fifth Amendment. All references in the Lease (as herein amended) to the "Term" or "Lease Term" shall mean and be references to the Original Term as extended by the First Extended Term and as herein presently extended by the Second Extended Term.

     2. Section 3.2 of the Lease is hereby deleted in its entirety and Landlord and Tenant acknowledge and agree that Tenant's only options to extend the Term beyond the expiration of the Second Extended Term shall be as provided in Section 3 of this Fifth Amendment.

     3. Provided that at the time of the exercise there exists no "Event of Default" (defined in Section 15.1 of the Lease) and that the Lease is still in full force and effect, Tenant shall have the right to extend the Lease Term upon all of the same terms, conditions and provisions contained in the Lease (except for the Annual Fixed Rent which shall be adjusted during option periods as hereinafter set forth) for four
          (4) successive periods of five (5) years each as hereinafter set forth. Each of the four (4) option periods is sometimes herein referred to as an Extended Term.

          If Tenant desires to exercise any one of the aforementioned options to extend the then current term of the Lease, then Tenant shall give notice to Landlord, not earlier than eighteen (18) months nor later than fourteen (14) months prior to the expiration of the then current term of the Lease of Tenant's request for Landlord's quotation as of the commencement date of the applicable extension period of the annual fair market rental rate of the Demised Premises for the applicable Extended Term, such quotation to be based on the use of the Demised Premises as a first class office building of comparable age in the Cambridge Center Development Area (including such inflation indicators as may from time to time be in effect but determined without regard to any right to extend but taking into account Tenant's payments of Impositions and Tenant's obligations to maintain and pay for the maintenance of the Demised Premises as set forth in the Lease as herein amended). Within one hundred five (105) days after Landlord's receipt of Tenant's notice requesting such a quotation, Landlord shall notify Tenant of Landlord's quotation. In order to exercise its rights hereunder, Tenant shall, within fifteen (15) days after receipt of Landlord's quotation, by written notice to Landlord either (i) accept such quotation and give notice that it exercises its option to extend the Lease Term (as it may previously have been extended), in which case the Lease Term (as it may previously have been extended) shall be

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          extended for the applicable Extended Term or (ii) make a request to
          Landlord for a broker determination of the Annual Fixed Rent for the applicable Extended Term (based on the criteria set forth in this Section 3), which determination shall be made as follows:

               Tenant's notice requesting a broker determination of the Annual Fixed Rent shall include the name of a commercial real estate brokerage firm selected by Tenant with at least ten (10) years experience dealing in properties of a nature and type generally similar to the Demised Premises located in the Downtown Boston-Cambridge area ("Tenant's Extended Term Broker"). Within ten (10) days after Landlord's receipt of Tenant's notice requesting a broker determination and stating the name of such a commercial real estate brokerage firm, Landlord shall give written notice to Tenant of Landlord's selection of a commercial real estate brokerage firm having at least the experience referred to above ("Landlord's Extended Term Broker"). Within ten
               (10) days thereafter the two (2) firms so selected shall select a third such commercial real estate brokerage firm also having at least the experience referred to above (the "Third Extended Term Broker"). Within ten (10) days after the selection of the third commercial real estate brokerage firm, the three (3) firms so selected, by majority opinion, shall attempt to determine the Annual Fixed Rent on the basis of the criteria set forth above in this Section 3. If the brokers are able to agree at least by majority on a determination of such Annual Fixed Rent the brokers shall send a notice to Landlord and Tenant by the end of such ten
               (10) day period of such determination which shall be hereinafter called the "Broker Determination." If the brokers are unable to agree at least by majority on a determination of such Annual Fixed Rent, the brokers shall send a notice to Landlord and Tenant by the end of such ten (10) day period of such inability and within fourteen (14) days after the selection of the Third Extended Term Broker, both Tenant's Extended Term Broker and Landlord's Extended Term Broker shall make separate determinations of the Annual Fixed Rent on the basis of the criteria set forth above in this Section 3 ("Tenant's Broker's Rent Determination" and "Landlord's Broker's Rent Determination" respectively). Within fourteen (14) days after both Tenant's Broker's Rent Determination and Landlord's Broker's Rent Determination have been made, the Third Extended Term Broker shall select either Landlord's Broker's Rent Determination or Tenant's Broker's Rent Determination (the "Third Broker's Rental Selection") and the Third Broker's Rental Selection shall, in its entirety and without regard to the other Rent Determinations, constitute the "Broker Determination." In making the selection, in no event shall the Third Extended Term Broker have any power to amend, modify, compromise, average or blend either Landlord's Broker's Rent Determination or Tenant's Broker's Determination, it being the intent of Landlord and Tenant that the Third

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               Extended Term Broker shall simply select one of either Landlord's
               Broker's Rent Determination or Tenant's Broker's Rent Determination which, in the Third Extended Term Broker's judgement, most accurately and fairly defines the Annual Fixed Rent for the Premises for the Extended Term based on the requirements of this Section 3. The Third Extended Term Broker shall advise Landlord and Tenant in writing by the expiration of said fourteen (14) day period of the Third Broker's Rental Selection as so determined. In no event shall the Annual Fixed Rent as determined in any manner pursuant to this Section be less than the Annual Fixed Rent for the Lease Year immediately preceding the commencement of the applicable Extended Term.

     Tenant shall have the right to extend the Lease Term for the applicable Extended Term by written notice to Landlord given within fifteen (15) days after Tenant's receipt of the Broker Determination.

     Upon the giving of notice by Tenant to Landlord either (i) within the fifteen (15) day period hereinbefore referred to accepting Landlord's quotation of the Annual Fixed Rent for the then applicable Extended Term and exercising Tenant's option to extend or (ii) within the fifteen (15) day period also hereinbefore referred to accepting the Broker Determination and exercising Tenant's option to extend, then this Lease and the Lease Term hereof shall be extended, for an additional term of five (5) years, without the necessity for the execution of any additional documents (except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent as determined in the relevant manner set forth above); and in such event all references herein to the Lease Term or the term of the Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that in no event shall the Lease Term be extended for more than twenty (20) years after the expiration of the Second Extended Term. In no event shall Tenant have the right to exercise its second five (5) year extension option unless it has timely exercised its first five (5) year extension option, nor shall Tenant have the right to exercise its third five (5) year extension option unless it has timely exercised its first and second five
     (5) year extension options, nor shall Tenant have the right to exercise its fourth five (5) year extension option unless its has timely exercised its first, second and third extension options, nor shall Tenant have the right to exercise more than one (1) option at a time.

4. (A) For the period prior to the Fifth Amendment Effective Date, Tenant shall continue to pay Annual Fixed Rent as provided in the Lease as previously amended.

     (B) During the period commencing on the Fifth Amendment Effective Date and ending on the last day of the sixtieth (60th) month following the Fifth


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     Amendment Effective Date, Annual Fixed Rent shall be payable at the annual rate equal to the product of (i) $18.95 and (ii) the 67,362 square feet of Gross Building Area of the Building, being a total of $1,276,509.90 per year.

     (C) During the period commencing on the first day of the sixty-first (61st) month following the Fifth Amendment Effective Date and ending on the last day of the one hundred and twentieth (120th) month following the Fifth Amendment Effective Date, Annual Fixed Rent shall be payable at the annual rate equal to the product of (i) $21.25 and (ii) the 67,362 square feet of Gross Building Area of the Building, being a total of $1,431,442.50 per year.

     (D) During the period commencing on the first day of the one hundred and twenty-first (121st) month following the Fifth Amendment Effective Date and ending on the last day of the one hundred eightieth (180th) month following the Fifth Amendment Effective Date, being the expiration of the Second Extended Term, Annual Fixed Rent shall be payable at the annual rate equal to the product of (i) $23.50 and (ii) the 67,362 square feet of Gross Building Area of the Building, being a total of $1,583,007.00 per year.

     (E) During the extension option periods (if exercised), Annual Fixed Rent shall be payable by Tenant as provided in Section 3 hereinabove.

5. For the portion of the Lease Term prior to the Fifth Amendment Effective Date, Section 3 of the Fourth Amendment shall be unchanged. For the portion of the Lease Term on and after the Fifth Amendment Effective Date, Sections 3(A) and 3(D) of the Fourth Amendment are hereby deleted in their entirety (except for the first paragraph of said Section 3(A) which shall remain in full force and effect) and Section 3(b) of the Second Amendment (as amended by Section 3(A) of the Fourth Amendment) is hereby amended so that the monthly rates per vehicle for Tenant's parking charges shall be as follows:

     PERIOD                               MONTHLY RATE PER CAR


     From the Fifth Amendment Effective   The lesser of (i) $105.00, subject to
     Date through December 31, 1999       escalation as provided in Section 3(B)
                                          and 3(C) of the Fourth Amendment or
                                          (ii) the monthly amount (hereinafter
                                          the "Specified Monthly Garage Rate")
                                          charged per space by the operator of
                                          the North Garage (whether or not such
                                          operator is an affiliate of Landlord)
                                          to any single tenant leasing parking
                                          rights




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                                          for fifty (50) or more vehicles in the
                                          North Garage.

     From January 1, 2000 through         The lesser of (i) $140.00, subject to
     December 31, 2004                    escalation as provided in Section 3(B)
                                          and 3(C) of the Fourth Amendment or
                                          (ii) the Specified Monthly Garage
                                          Rate.

     From January 1, 2005 through         The lesser of (i) $180.00, subject to
     December 31, 2009                    to escalation as provided in Section
                                          3(B) and 3(C) of the Fourth Amendment
                                          or (ii) the Specified Monthly Garage
                                          Rate.


     From January 1, 2010 through the     The lesser of (i) $215.00, subject to
     expiration of the Second Extended    escalation as provided in Section
     Term                                 3(B) and 3(C) of the Fourth Amendment
                                          or (ii) the Specified Monthly Garage
                                          Rate.


     During the extension option periods, if exercised, the parking charges shall be the prevailing monthly rates per space charged by the operator of the North Garage (whether or not such operator is an affiliate of Landlord).

6.   Sections (A) (B), (C) and (D) of Section 16.31 of the Lease added by
     Section 4 of the Fourth Amendment are hereby deleted in their entirety and replaced with the correspondingly lettered Sections as follows:

          (A) Upon and subject to the terms and conditions contained in this Section and provided that (i) the Lease (as herein amended) shall be in full force and effect, (ii) there shall be no "Event of Default" (defined in Section 15.1 of the Lease) either at the time of the giving of the "Tenant's Option Exercise Notice" (defined below) or on the "Closing Date" (as hereinafter defined and as it may be extended hereunder) and (iii) Tenant has neither assigned the Lease nor sublet the Demised Premises (except only as provided in Subsection (L) below) Landlord hereby grants to Tenant the right and option to purchase the Demised Premises. Landlord and Tenant hereby agree that, subject to compliance with the terms and conditions contained in this Section (including, but not limited to Items (i), (ii) and (iii) set forth immediately above), the within granted option to purchase the Demised Premises shall remain superior to the rights of any other person to purchase or otherwise acquire the Demised Premises through the expiration of the Second Extended Term whether or not

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          Tenant's option has been exercised as of such purchase or acquisition, it being covenanted and agreed (a) that the within granted option to purchase the Demised Premises shall not prevent any sale, conveyance or other transfer of the Demised Premises or any interest therein but any such sale, conveyance or other transfer shall be subject to the within granted option to purchase the Demised Premises upon and subject to the terms and conditions hereof and (b) that the within granted option to purchase the Demised Premises shall not prevent any foreclosure, deed in lieu of foreclosure or the exercise of any other rights under any mortgage now or hereafter encumbering the Demised Premises but that any person acquiring title to the Demised Premises as a result of foreclosure, deed in lieu of foreclosure or by the exercise of any such other rights shall be subject to the within granted option to purchase the Demised Premises upon and subject to the terms and conditions hereof.

          (B) (i) In order to exercise the within granted option to purchase the Demised Premises, Tenant shall give written notice to Landlord ("Tenant's Option Exercise Notice") at any time on or before the date which is eighteen (18) months prior to the expiration of the Second Extended Term (time being of the essence) of Tenant's exercise of its purchase option hereunder and its request for Landlord's quotation of the annual fair market purchase price of the Demised Premises as of the Closing Date, such quotation to be based on the use of the Demised Premises as a first class office building of comparable age in the Cambridge Center Development Area. Within forty-five (45) days after Landlord's receipt of Tenant's notice requesting such a quotation, Landlord shall notify Tenant of Landlord's quotation. If Tenant desires to exercise its option to purchase the Demised Premises, Tenant shall, within fifteen (15) days after receipt of Landlord's quotation, by written notice to Landlord ("Tenant's Purchase Price Notice") either (x) accept such quotation, in which case the "Purchase Price" for the Demised Premises shall be the price as quoted by Landlord or (y) make a request to Landlord for a broker determination of the purchase price for the Demised Premises, which determination shall be made as follows:

               Tenant's notice requesting a broker determination of the purchase price shall include the name of a commercial real estate brokerage firm selected by Tenant with at least ten (10) years experience dealing in properties of a nature and type generally similar to the Demised Premises located in the Downtown Boston-Cambridge area ("Tenant's Sale Broker"). Within ten (10) days after Landlord's receipt of Tenant's notice requesting a broker determination and stating the name of such a commercial real estate brokerage firm, Landlord shall give written notice to Tenant

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               of Landlord's selection of a commercial real estate brokerage firm having at least the experience referred to above ("Landlord's Sale Broker"). Within ten (10) days thereafter the two (2) firms so selected shall select a third such commercial real estate brokerage firm also having at least the experience referred to above (the "Third Sale Broker"). Within ten (10) days after the selection of the third commercial real estate brokerage firm, the three (3) firms so selected, by majority opinion, shall attempt to determine the purchase price for the Demised Premises on the basis of the criteria set forth hereinabove. If the brokers are able to agree at least by majority on a determination of such purchase price the brokers shall send a notice to Landlord and Tenant by the end of such ten (10) day period of such determination which shall constitute the "Purchase Price" hereunder. If the brokers are unable to agree at least by majority on a determination of such purchase price, the brokers shall send a notice to Landlord and Tenant by the end of such ten
               (10) day period of such inability and within fourteen (14) days after the selection of the Third Sale Broker, both Tenant's Sale Broker and Landlord's Sale Broker shall make separate determinations of the purchase price for the Demised Premises on the basis of the criteria set forth hereinabove ("Tenant's Broker's Sale Determination" and "Landlord's Broker's Sale Determination" respectively). Within fourteen (14) days after both Tenant's Broker's Sale Determination and Landlord's Broker's Sale Determination have been made, the Third Sale Broker shall select either Landlord's Broker's Sale Determination or Tenant's Broker's Sale Determination (the "Third Broker's Sale Selection") and the Third Broker's Sale Selection shall, in its entirety and without regard to the other Sale Determinations, constitute the "Purchase Price" hereunder. In making the selection, in no event shall the Third Sale Broker have any power to amend, modify, compromise, average or blend either Landlord's Broker's Sale Determination or Tenant's Broker's Sale Determination, it being the intent of Landlord and Tenant that the Third Sale Broker shall simply select one of either Landlord's Broker's Sale Determination or Tenant's Broker's Sale Determination which, in the Third Sale Broker's judgement, most accurately and fairly defines the purchase price for the Demand Premises based on the criteria set forth hereinabove. The Third Sale Broker shall advise Landlord and Tenant in writing by the expiration of said fourteen (14) day period of the Third Broker's Sale Selection as so determined.

               Within five (5) days after the date either (i) Tenant notifies Landlord that it accepts Landlord's quotation of the Purchase Price pursuant to (x) hereinabove or (ii) the date of Tenant's receipt of notification from the


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

               brokers of the Purchase Price as provided in (y) hereinabove, Tenant shall pay to Landlord a deposit in the amount equal to ten percent (10%) of the Purchase Price in good funds payable to Landlord (the "Deposit"); provided, however, that the Deposit shall be promptly endorsed or otherwise paid over to the "Escrow Agent" (defined in subsection (B)(ii) hereof) and shall be held and applied by the Escrow Agent in accordance with the provisions of said subsection (B)(ii) hereof. It is hereby covenanted and agreed that if Tenant shall not give to Landlord Tenant's Option Exercise Notice or Tenant's Purchase Price Notice or pay the Deposit to Landlord within the time periods referenced above (time being of the essence), the within granted option to purchase the Demised Premises shall automatically cease, expire and be null and void without any action of the parties and without any liability or obligation to or against any of the parties, provided, however, that the Lease shall remain in full force and effect in accordance with its terms for the remainder of the Term. If Tenant shall timely give to Landlord Tenant's Option Exercise Notice and Tenant's Purchase Price Notice and pay the Deposit to Landlord, the Closing Date shall be as set forth in subsection (D) hereof.

               (B) (iii) The "Escrow Agent" shall be the General Counsel of Boston Properties, Inc., or such law firm, title insurance company or other institutional escrow agent as Landlord shall select. Landlord shall promptly pay over the Deposit to the Escrow Agent so selected and shall cause the Escrow Agent holding the Deposit to acknowledge to Tenant receipt of the Deposit within a reasonable period of time after the Escrow Agent receives the Deposit. The Deposit shall be held in such interest bearing account in such banking institution in the City of Boston and upon such terms and conditions relating to the deposit of funds and maintenance of accounts as the Escrow Agent shall determine. The type of account, the rate of interest, the terms and conditions relating to the deposit of funds and maintenance of accounts and the banking institution shall be as solely selected by the Escrow Agent and the Escrow Agent shall have no liability to Landlord or Tenant respecting the selection of the type of account, the rate of interest, the terms and conditions relating to the deposit of funds and maintenance of accounts and/or the banking institution. Further, the Deposit shall be held by the Escrow Agent subject to the terms of this Section
               16.31 and shall be duly accounted for on the "Closing Date" (hereinafter defined) as it may be extended pursuant to this
               Section 16.31 or on the earlier termination of this Section
               16.31. All interest earned on the Deposit shall be paid to Landlord with no credit against the purchase price for such interest being given to Tenant; provided, however, that if pursuant to the terms of this Section 16.31 the Deposit shall be returned to


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

               Tenant, the interest earned on the Deposit at the time of such return of the Deposit shall be paid over to Tenant.

                    If for any reason the closing does not occur and either
               party makes a written demand upon the Escrow Agent for delivery of the Deposit and the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such delivery or payment. If the Escrow Agent does receive such written objection within such ten (10) business day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from both Landlord and Tenant or a final judgment of a court. However, the Escrow Agent shall have the right at any time to deposit the Deposit with the clerk of such court of competent jurisdiction in the Commonwealth of Massachusetts that the Escrow Agent shall select. The Escrow Agent shall give written notice of such deposit to Landlord and Tenant. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

                    The Landlord and Tenant acknowledge that the Escrow Agent
               shall act solely as a stakeholder at Landlord's and Tenant's request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Section 16.31 or involving gross negligence. Landlord and Tenant shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Section 16.31 or involving gross negligence on the part of the Escrow Agent. The parties agree that notwithstanding the obligations of the Escrow Agent under this Agreement, the Escrow Agent (if an attorney or law firm) shall be permitted to represent Landlord or Tenant (as the case may be) in connection with the transaction evidenced by this Section 16.31 or in connection with any matters arising from or related to this
               Section 16.31, the consummation of this Section 16.31 or any claimed breach of this Section 16.31 by any party.

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


               (C) (i) The Purchase Price payable for the Demised Premises shall be payable on the closing by Federal Funds immediately available to the Landlord at BankBoston, Boston, Massachusetts or such other bank as may be stipulated by Landlord by written notice to Tenant. Upon closing, credit shall be given by Landlord to Tenant for and in the amount of the Deposit (but not for the interest earned thereon). The parties acknowledge and agree that "Impositions" (as defined in Article VI of the Lease) and the cost of the maintenance, repair and replacement of the Demised Premises pursuant to Sections 8.1 and 10.1 of the Lease, as such Sections are amended by this Fifth Amendment, are and shall continue to be paid entirely by Tenant. Accordingly, no credit or adjustment shall be given to Tenant at closing (or otherwise) respecting Impositions and such maintenance, repair and replacement obligations.

               (C) (ii) Fixed Rent and all Additional Rent (except respecting Impositions and certain maintenance, repair and replacement obligations, provision for which is made in Section 16.31 (C)(i) above) shall be paid through the "Closing Date" (referred to in
               Section 16.31 (D)) as it may be extended pursuant to the provisions of this Section 16.31 and in the event that Tenant has prepaid amounts of the foregoing (excluding Impositions) for periods extending beyond said Closing Date (as it may be so extended), appropriate credit shall be given to Tenant for amounts thereof (excluding Impositions and such maintenance, repair and replacement obligations) prepaid for periods extending beyond said Closing Date (as it may be so extended).

               (D) The closing (the "Closing") shall be held at the Middlesex South District Registry of Deeds, 208 Cambridge Street, Cambridge, Massachusetts 02141 (or at such other location in which said Registry of Deeds may be located), or at such other place in the City of Boston as the parties may agree, at 10:30 A.M. on that date (the "Closing Date") which is the expiration date of the Second Extended Term; provided, however, if said day shall be a Saturday, Sunday or Legal Holiday, the Closing Date shall be the next following business day on which the Middlesex South District Registry of Deeds shall be open for the transaction of business. In addition to the provisions of Section
               16.31 (A) above, Landlord covenants that, so long as this Section
               16.31 shall be in full force and effect and Tenant has not assigned this Lease nor sublet the Premises (except only as provided in Subsection (L) below) and Tenant shall not have wrongfully failed to close on its purchase of the Demised Premises and there shall be no "Event of Default" (defined in Section 15.1 (a) of the Lease (as herein amended), Landlord shall not encumber the Demised Premises from time to time with any mortgages (and other financing documents) in the aggregate principal amount greater than the purchase price. It is agreed that time is of the essence with respect to the provisions and agreements in this Section 16.31.

6.1 Section (E) of Section 16.31 of the Lease added by Section 4 of the Fourth Amendment is hereby amended as follows:

               (A) the words "and with the benefit of" are inserted after the words "subject to" in the second line of the introductory paragraph;

               (B)  the following words are added at the end of subsection
                    (viii):", provided, that Landlord, in Landlord's sole discretion, may elect at any time to terminate the "East Garage Sublease;"

6.2 Section (L) of Section 16.31 of the Lease added by Section 4 of the Fourth Amendment is hereby amended by adding the following at the end thereof:

               Notwithstanding the foregoing, if Tenant shall have timely given Tenant's Option Exercise Notice and Tenant's Purchase Price Notice as provided in Subsection (B) of this Section 16.31, as amended by Section 6 of the Fifth Amendment, Tenant may designate a nominee to take title to the Demised Premises by notice given to Landlord at least seven (7) days prior to the Closing Date, provided that all terms and conditions of this Section 16.31, as amended, and the Lease applicable to such sale of the Demised Premises shall apply to such nominee in addition to Tenant.

7. Exhibit I attached to the Fourth Amendment to Lease is hereby deleted in its entirety and replaced with Exhibit I attached hereto.

8. The time period of "March 1, 1998 through February 28, 2002" referenced in the third (3rd) and fourth (4th) lines of Section (A)(1) of Section 16.32 of the Lease added by Exhibit II of the Fourth Amendment is hereby deleted and replaced with the "Fifth Amendment Effective Date through the date which is twelve (12) months prior to the expiration of the Second Extended Term."

9. (A) It is the purpose and intent of Landlord and Tenant that the Lease as hereby amended shall constitute, and be construed as, an absolutely net lease, whereby under all circumstances and conditions (whether or not now or hereafter existing or within the contemplation of the parties) the Annual Fixed Rent shall be a completely net return to Landlord throughout the Term of the Lease and Tenant shall be responsible for all costs of keeping and maintaining the Demised Premises, the Building and the Site in first class condition and in compliance with all existing and future laws, including, without limitation, all costs of capital and operating repairs and replacements, including the roof, structural, mechanical and other systems of the Building; and unless and to the extent specifically otherwise provided in the Lease as herein amended Tenant shall indemnify and hold harmless Landlord from and against any and all expenses, costs, liabilities, obligations and charges whatsoever, which shall arise or be incurred or become due, during the Term of the Lease, with respect to or in connection with, the Demised Premises, the Building and the Site, and the operation, management, maintenance and repair and replacement thereof.

     (B) Unless expressly otherwise provided in the Lease, the Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Annual Fixed Rent, Additional Rent or any other sums payable by Tenant under the Lease, nor shall the obligations of Tenant hereunder be affected by reason of (i) any damage to or destruction of all or any part of the Demised Premises, the Building or the Site, from whatever cause (except only and to the extent specifically otherwise provided in Article XIV of the Lease), (ii) the taking of the Demised Premises, the Building or the Site, or any portion thereof, by eminent domain or otherwise for any reason (except only and to the extent specifically otherwise provided in Article XIV of the Lease), (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Demised Premises, the Building or the Site, from whatever cause, or any interference with such use, or (iv) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that Landlord shall have no obligation or covenant under the Lease with respect to or in connection with the operation, management, maintenance, repair and replacement of the Demised Premises, the Building and the Site except for
     (i) the obligation to provide the services set forth in Section 7.1 of the Lease, as amended by Section 2 of the Third Amendment and Section 10 of this Fifth Amendment, subject to reimbursement by Tenant as provided in
     Section 7.1.1 of the Lease, as amended by Section 3 of the Third Amendment and Section 10 of this Fifth Amendment, (ii) the obligation to provide Tenant the right to use, in common with others, the common internal roadways, sidewalks and pedestrian walks in the Parcel 2 Development Area as provided in Section 7.2 of the Lease, subject to reimbursement by Tenant as provided in Section 7.1.1 of the Lease, as amended by Section 3 of the Third Amendment and Section 10 of this Fifth Amendment, (iii) the obligation to maintain insurance as provided in Section 13.2 of the Lease, subject to reimbursement from Tenant as provided in Section 7.1.1 of the Lease, as amended by Section 3 of the Third Amendment and Section 10 of the Fifth Amendment and (iv) the obligation to provide Tenant's parking rights in the North Garage as provided in Section 16.5 of the Lease, as amended by
     Section 3 of the Second Amendment, Section 3 of the Fourth Amendment and
     Section 5 of the Fifth Amendment and (v) Landlord's obligations set forth in Section 13.1 (B) of this Fifth Amendment respecting certain "Hazardous Materials" (as defined in said Section 13.1) at the Site. Subsections (i),
     (ii) and (v) above are herein collectively referred to as "Landlord's Repair Obligations". In addition, it is the intention of the parties hereto that the obligations of Tenant under the Lease shall be separate and independent covenants and agreements, that Annual Fixed Rent, Additional Rent and all other sums payable by Tenant under the Lease shall continue to be payable in all events and that the obligations of Tenant under the Lease shall continue unaffected, unless the requirement to pay or to perform the same shall have been excused pursuant to an express provision of the Lease.

     (C) In order to effectuate the intention of Landlord and Tenant as set forth in this Section 9, the Lease shall be amended as provided in Sections 10, 11, 12, 13 and 13.1 below.

10. (A) For purposes of calculating Tenant's payments for operating costs pursuant to Section 7.1.1 of the Lease, as amended by Section 3 of the Third Amendment, for that portion of the Lease Term prior to the Fifth Amendment Effective Date, the terms of said Section 7.1.1, as amended by
     Section 3 of the Third Amendment, shall be unchanged.

     (B) For the purposes of calculating Tenant's payments for the operating costs for that portion of the Lease Term on and after the Fifth Amendment Effective Date, said Section 7.1.1, as amended by Section 3 of the Third Amendment, shall be amended by deleting the definition of "Operating Expenses" in its entirety and substituting the following therefor:

          "Operating Expenses" means the cost of operation of the Demised Premises reasonably and necessarily incurred by Landlord in performing Landlord's obligations under the Lease, as amended; including without limitation, all costs of performing Landlord's obligations under
          Section 7.1 of the Lease, as amended by Section 2 of the Third Amendment; premiums for insurance carried with respect to the Demised Premises as set forth in Section 13.2 of the Lease; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the exterior of the Building (exclusive of cleaning the windows of the Building) or the Site; the cost of any letters of credit or deposits necessary to secure any utility services if required and to the extent not otherwise paid for by Tenant; cost of building and cleaning supplies and equipment; cost of maintenance, repairs and replacements (other than reimbursement from contractors under guarantees); cost of snow removal and care of landscaping, cost of carrying insurance with respect to and of providing streetlights and electricity therefor, repairing, and otherwise maintaining and replacing roadways, sidewalks and pedestrian ways within or abutting the Site or the Parcel 2 Development Area; payments under service contracts with independent contractors; and all other reasonable and necessary amounts paid in connection with performing

          Landlord's obligations under the Lease, as amended, respecting the operation, maintenance and cleaning of the exterior of the Building, the Site and areas outside of the Site but within the Parcel 2 Development Area , including, without limitation, the cost of all capital expenditures; provided, however, with respect to the insuring, repairing, removing snow from, landscaping and otherwise maintaining and replacing roadways, sidewalks and pedestrian walks or ways outside of the Site but within the Parcel 2 Development Area there only shall be included within Operating Expenses "Tenant's Proportionate Share" (hereinafter defined) thereof. "Tenant's Proportionate Share" shall be a fraction, the numerator of which shall be the Gross Building Area of the Building and the denominator of which shall be the sum of (i) the Gross Building Area of the Building plus (ii) the gross building area of other buildings under construction or completed from time to time in the Parcel 2 Development Area. Notwithstanding the foregoing, there shall be excluded from "Operating Expenses" the cost of performing Landlord's obligations under Section 13.1 (B) of the Fifth Amendment respecting certain Hazardous Materials at the Site.

11. (A) For the portion of the Lease Term prior to the Fifth Amendment Effective Date, Tenant shall continue to perform the repairs and maintenance set forth in Section 8.1 of the Lease as amended by Section 4 of the Third Amendment.

     (B) For the portion of the Lease Term on and after the Fifth Amendment Effective Date, said Section 8.1, as amended by Section 4 of the Third Amendment, shall be amended and restated as follows:

          Tenant shall, throughout the Lease Term, at Tenant's sole cost and expense, keep and maintain the Demised Premises and every part thereof including, without limitation, all mechanical, utility and other systems and appurtenances of the Building and the structural and nonstructural elements of the roof, interior and exterior walls, foundation, floor slabs and all other elements of the Building and all above ground and below ground storage tanks in, on or under the Building, the Site or the Demised Premises in first class condition and repair and in compliance with all applicable existing and future laws, excepting only (i) normal and reasonable wear and use, (ii) damage caused by fire or other casualty or as a consequence of the exercise of the power of eminent domain to the extent Tenant is relieved of its obligations pursuant to Article XIV of the Lease, and
          (iii) those repairs (or services) to be made by Landlord as "Landlord's Repair Obligations" (as defined in Section 9 of the Fifth Amendment). In addition to the foregoing, Tenant shall, throughout the Lease Term, at Tenant's sole cost and expense (x) provide to the Demised Premise steam, water, sewer, electricity, gas, oil, elevator service, rubbish removal, security systems and service, telephone service and pest control services, (y) provide to the interior of the Building cleaning service and (z) clean the windows of the Building. Landlord shall have no responsibility for providing any of (x), (y) and (z) above. Tenant shall not commit or suffer to be committed any waste upon or about the Demised Premises, and except for Landlord's Repair Obligations, shall promptly at its cost and expense make all necessary replacements, restorations, renewals and repairs to the Demised Premises and appurtenances thereto, whether interior or exterior, ordinary or extraordinary, foreseen as well as unforeseen, necessary to keep the Demised Premises in good and lawful order and condition, and such repairs, replacements, restorations and renewals shall, to the maximum extent possible, be at least equivalent in quality to the quality of the original work or the property replaced, as the case my be. Tenant shall undertake preventive maintenance as well, and a reasonable policy of inspection to ascertain the need for repairs and replacements shall be adhered to by Tenant throughout the entire Lease Term. Tenant specifically covenants and agrees to replace all glass damaged with glass of the same kind and quality. Except for Landlord's Repair Obligations, and except to the extent Tenant is relieved of its obligations for damage caused by fire or other casualty or by eminent domain pursuant to Article XIV of the Lease, Tenant's obligations to maintain the Demised Premises is absolute and without limitation. Except for Landlord's Repair Obligations, Landlord shall have absolutely no liability or obligation whatsoever to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Demised Premises (including the improvements thereon). Landlord, at Landlord's expense, shall cooperate with Tenant in Tenant's performance of its obligations under this Section 8.1 to the extent necessary because of Landlord's ownership of the fee interest in the Demised Premises. Landlord and Tenant represent to the other that as of the date of this Fifth Amendment that they have not received written notice from any governmental authority or any insurer of the Demised Premises that the Demised Premises is currently in violation of any applicable law or insurance underwriting standard. Landlord and Tenant shall promptly forward to the other party any written notice they receive after the date of this Fifth Amendment from any governmental authority or any insurer of the Demised Premises that the Demised Premises is in violation of any applicable law. Prior to Tenant making any submission or filing or sending any notice to any governmental authority in connection with the performance of its obligations under this Section 8.1, Tenant shall first submit such submission, filing or notice to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed.

12. (A) For the portion of the Lease Term prior to the Fifth Amendment Effective Date, Landlord shall continue to perform its obligations set forth in Section 8.2 of the Lease.

     (B) For the portion of the Lease Term on and after the said Fifth Amendment Effective Date, Section 8.2 of the Lease shall be deleted in its entirety and Landlord shall have no obligation to perform any of its obligations formerly set forth therein. At the request of Tenant (i) Landlord shall make available to Tenant the plans of the Demised Premises in Landlord's possession which are useful or necessary for Tenant to perform its maintenance, repair and replacement obligations under the Lease and (ii) Landlord shall make available to and assign to Tenant, to the extent assignable, Landlord's interest in any warranties covering portions of the Demised Premises which Tenant is required to maintain, repair or replace under the Lease, provided that Landlord shall also retain the benefit of such warranties.

13. (A) For the portion of the Lease Term prior to the Fifth Amendment Effective Date, Section 10.1 of the Lease shall be unchanged.

     (B) For the portion of the Lease Term on and after the Fifth Amendment Effective Date, Section 10.1 of the Lease shall be amended and restated as follows:

          Tenant shall, at its sole cost and expense, all during the Lease Term, promptly comply with all present and future laws, ordinances, rules and regulations of any duly constituted governmental authority ("Governmental Authority") relating to the use or occupancy of the Demised Premises. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 10.1.

13.1 (A) Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Demised Premises, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C.
     Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws") in violation of Hazardous

     Materials Laws, (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

     (B) Landlord covenants during the Lease Term, at Landlord's cost and expense, to comply with the requirements of Hazardous Materials Laws arising because of Hazardous Materials (a) which are in, on, under or about the Site as of the Commencement Date, (b) which migrate to the Site after the Commencement Date from any adjoining property or (c) which are caused or created by Landlord, its agents, contractor or employees. Notwithstanding the first sentence of this Subsection 13.1(B), (i) if Tenant exercises Tenant's option to purchase the Demised Premises pursuant to Section 16.31 of the Lease, as added to the Lease by Section 4 of the Fourth Amendment and amended by Section 6 of this Fifth Amendment, as provided in said Section 16.31 the Demised Premises shall be conveyed in "as is" condition and Landlord and Tenant's rights and obligations with respect to the presence of Hazardous Materials in, on, under or about the Demised Premises in connection with such purchase and after such purchase shall be as set forth in said Section 16.31, (ii) Tenant, at Tenant's cost and expense shall be responsible for compliance with Hazardous Materials Laws required because of Hazardous Materials which migrate to the Demised Premises from another site where (x) Tenant or an affiliate of Tenant or their agents, contractors or employees caused or created the contamination on such other site or (y) Tenant or an affiliate of Tenant own or previously owned such other site and (iii) Landlord and Tenant do not intend for the first sentence of this Subsection 13.1(B) to amend or alter any of the rights or obligations of Landlord or any affiliate of Landlord or Tenant or any affiliate of Tenant under the "Option Documents" (as hereinafter defined), and in the event of any conflict between the first sentence of this Subsection 13.1(B) and the Option Documents, the terms of the Option Documents shall control. The "Option Documents" shall be deemed to be the Acquisition, Option and Cooperation Agreement dated as of October 6, 1993 between North Parcel Limited Partnership (an affiliate of Landlord and Tenant) and Tenant (the "Option Agreement") and the "Transaction Documents" (as defined in the Option Agreement) defined therein, including, without limitation, the Indemnity Agreement Regarding Hazardous Materials dated October 6, 1993 from Biogen, Inc. and Biogen Realty Limited Partnership (an affiliate of Tenant), the ground Lease dated October 6, 1993 between Biogen Realty Limited Partnership and North Parcel Limited Partnership respecting Tract V of Parcel 2 of the Kendall Square Urban Renewal Area, the Exclusive Easement and Option Agreement dated October 6, 1993 between the Cambridge Redevelopment Authority and North Parcel Limited Partnership respecting Tract

     VI of Parcel 2 of the Kendall Square Urban Renewal Area and the Unconditional Guaranty and Indemnity of Biogen, Inc. dated October 6, 1993.

14. Tenant acknowledges that the beneficial interest in Landlord has been transferred to Boston Properties Limited Partnership, a Delaware limited partnership, the sole general partner of which is Boston Properties, Inc., a Delaware corporation which is a publicly traded real estate investment trust and such transfer is a "REIT Transaction" (as defined in Section
     16.32 (A) (2) of the Lease added to the Lease pursuant to Section 5 of the Fourth Amendment) and is not subject to Tenant's rights under said Section
     16.32. To reflect such transfer the following amendments are made to the
     Lease:

     (A) The words "(including, without limitation, Boston Properties Limited Partnership, Boston Properties, Inc. and their officers, directors and employees)" are substituted in the place of the following:

               (i) the parenthetical in the ninth (9th) and tenth (10th) lines of Section 16.31 (H) of the Lease added to the Lease pursuant to Section 4 of the Fourth Amendment, and

               (ii) the parenthetical in the tenth (10th) and eleventh (11th)
                    lines from the end of Section 9 of the Fourth Amendment.

     (B) The words "(including, but not limited to, Boston Properties Limited Partnership, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and/or affiliates of any of the foregoing)" are substituted in place of the following:

          (i) the parenthetical in the ninth (9th) through twelfth (12th) lines of Section 16.31 (Q) of the Lease;

          (ii) the parenthetical in third (3rd) through sixth (6th) lines of
               Section 16.32 (A) (2) of the Lease, and

          (iii) the parenthetical in the fifth (5th) through the eighth (8th) lines from the end of Section 16.32 (A) (3) of the Lease.

     (C) The words "(or any affiliates of Landlord, including, but not limited to, Boston Properties Limited Partnership, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and other affiliates of any of the foregoing)" are substituted in place of the following:

          (i)  the parenthetical in the seventh (7th) through the eleventh
               (11th) lines of Section 16.32 (D) (1) of the Lease;

          (ii)   the parenthetical on the sixth (6th) line through the tenth
                 (10th) lines from the end of Section 16.32 (D) (3) (a) of the Lease; and

          (iii) the parenthetical on the fifth (5th) through the ninth (9th) lines from the end of Section 16.32 (D) (3) (b) of the Lease.

     (D)  Subsection (iii) of both Sections 16.32 (D) (4) (a) and 16.32 (D) (4)
          (b) of the Lease are deleted in their entirety and replaced with the following:

          "(iii) any offer to sell, sale or transfer of the Demised Premises or any interest in the Demised Premises to any firm, entity, or business organization in which at the time of the sale or transfer Boston Properties, Inc. and/or Boston Properties Limited Partnership directly or indirectly own(s) at least fifty percent(50%) of or otherwise controls.

15. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate brokers or other persons or entities which have been, are or will be entitled to any broker's or finder's fee or any similar commission or fee in connection with this Fifth Amendment (including, without limitation, the transactions contemplated by Sections
     16.31 and 16.32 of the Lease and added to the Lease pursuant to the Fourth Amendment and as herein amended) except Fallon, Hines & O'Connor (the "Recognized Broker"). Landlord and Tenant each agree to indemnify, hold harmless, protect and defend the other from and against any and all loss, damage, liability and expense, including costs and reasonable attorneys' fees which such other party incurs or sustains by reason of the breach by the indemnifying party of its foregoing warranties and representations. Landlord covenants and agrees that it shall be solely responsible for and shall pay to the Recognized Brokerage a commission in the amount of One Hundred Thirty Five Thousand Dollars ($135,000.00) in connection with this Fifth Amendment which shall be the sole fee or commission due the Recognized Broker for the transaction evidenced by this Fifth Amendment. The provisions hereof shall survive the expiration or any termination of this Lease (as herein amended), the expiration or any termination of
     Section 16.31 and/or Section 16.32 of the Lease and/or the delivery of any deed of the Demised Premises to Tenant pursuant to Section 16.31 of the Lease, Section 16.32 of the Lease or otherwise.

16. Concurrently with the execution of this Fifth Amendment to Lease, Landlord shall deliver to Tenant a Trustees' Certificate respecting the authority to enter into this Fifth Amendment To Lease and Tenant shall deliver to Landlord a corporate vote evidencing the authority of Tenant to enter into this Fifth Amendment to Lease.

17. All capitalized terms and words used in this Amendment shall have the same meaning as set forth in the Lease unless a contrary meaning is expressly set forth herein.

18. Except as expressly amended hereby, the Lease and its terms and provisions shall remain unchanged and in full force and effect.

EXECUTED under seal as of the date and year first above written.

WITNESS:                                       LANDLORD:

--------------------                           ---------------------------
                                               EDWARD H. LINDE, TRUSTEE OF
                                               FOURTEEN CAMBRIDGE CENTER
                                               TRUST AND NOT INDIVIDUALLY


                                               TENANT:

                                               BIOGEN, INC.

                                               By: _______________________
                                               Name: DAVID C. DLESK
                                               Title: (VICE PRESIDENT)
                                                     ---------------------

ATTEST:

By:______________________________              By:________________________

Name:____________________________              Name:_________________________
Title:    CLERK (ASSISTANT CLERK)              Title: TREASURER (OR ASSISTANT
      ---------------------------                    ------------------------
                                                      TREASURER)
                                               ------------------------------